UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported) September 23, 2002

The Neiman Marcus Group, Inc.

(Exact name of registrant as specified in its charter)

Commission file no. 1-9659

Delaware (State or other jurisdiction of incorporation or organization)	95-4119509 (I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (214) 741-6911

Not Applicable
(Former name or former address, if changed since last report)

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1

ITEM 9. REGULATION FD DISCLOSURE.

The Neiman Marcus Group, Inc. (the Company) has two reportable segments: Specialty Retail Stores and Direct Marketing. The remainder of the Company’s operations is reported as Other.

The Specialty Retail Stores segment includes all Neiman Marcus and Bergdorf Goodman retail stores, including Neiman Marcus clearance stores. Beginning in the fourth quarter of fiscal year 2002, the Company realigned its Direct Marketing segment to include all the Company’s online operations. As a result, the Company is restating the financial information with respect to the operating results of its Direct Marketing segment and Other for periods prior to the change.

Current basis of presentation – Subsequent to the realignment, all the Company’s direct marketing operations, both through printed catalogues and online operations, are conducted by its Neiman Marcus Direct division. Neiman Marcus Direct publishes print catalogues under the Neiman Marcus, Horchow and Chef’s Catalogue brand names. In addition, Neiman Marcus Direct also operates the NeimanMarcus.com, ChefsCatalog.com and Horchow.com websites.

Other consists of the operations of Kate Spade LLC and Gurwitch Bristow Products, LLC and corporate expenses.

Prior basis of presentation – Prior to the realignment, the Direct Marketing segment did not include the operations of the Company’s NeimanMarcus.com website. Rather, the operating results of NeimanMarcus.com were included in the Other segment, along with the operating results of Kate Spade LLC and Gurwitch Bristow Products, LLC and corporate expenses.

The attached table, filed as Exhibit 99.1, presents quarterly and annual revenues and operating earnings (losses) for the Company’s Direct Marketing segment and Other using both the current and prior basis of presentation for the fiscal years ended August 3, 2002 and July 28, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC. (Registrant)

Date:	September 23, 2002	By:	/s/ T. Dale Stapleton

T. Dale Stapleton Vice President and Controller (principal accounting officer of the registrant)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Table which presents quarterly and annual revenues and operating earnings (losses) for the Company’s Direct Marketing segment and Other using both the current and prior basis of presentation for the fiscal years ended August 3, 2002 and July 28, 2001.